UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2013

ModusLink Global Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35319	04-2921333
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1601 Trapelo Road Waltham, Massachusetts		02451
(Address of principal executive offices)		(Zip Code)

(781) 663-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 —Other Events.

On September 26, 2013, ModusLink Global Solutions, Inc. (the “Company”) issued a press release announcing that the Company’s Board of Directors has fixed December 18, 2013 as the date for the Company’s 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”) and has fixed October 21, 2013 as the record date for the 2013 Annual Meeting. Further details regarding the 2013 Annual Meeting will be included in the 2013 definitive proxy statement, which the Company will distribute in advance of the 2013 Annual Meeting. A copy of the Company’s press release, dated September 26, 2013, is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Because the Annual Meeting will be held on a date that is more than 30 days before the first anniversary of the 2012 Annual Meeting of Stockholders, the Company has set new deadlines for receipt of any nomination to elect a director or stockholder proposal for the Annual Meeting, in accordance with its bylaws and Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

If a stockholder of the Company wishes to present a proposal or nominate a director at the Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company’s proxy statement and proxy card, such proposal or nomination must be submitted to and received by the Secretary of the Company at its offices, 1601 Trapelo Road, Suite 170, Waltham, Massachusetts 02451, no later than October 7, 2013 and the stockholder must comply with the provisions of the Company’s bylaws.

Stockholders may present proposals for inclusion in the Company’s proxy statement for the Annual Meeting by submitting their proposals to the Secretary of the Company no later than October 7, 2013. In addition, such notice and proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the Company’s bylaws, as applicable.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated September 26, 2013

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ModusLink Global Solutions, Inc.

Date: September 26, 2013	By:	/s/ Peter L. Gray
	Name:	Peter L. Gray
	Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary